Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
Registration Statement (Form S-8 No. 333-70625) pertaining to the Corrections Corporation of America (formerly Prison Realty Trust) Amended and Restated 1997 Employee Share Incentive Plan,
Registration Statement (Form S-8 No. 333-69352) pertaining to the Corrections Corporation of America Amended and Restated 2000 Stock Incentive Plan,
Registration Statement (Form S-8 No. 333-115492) pertaining to the registration of additional shares for the Corrections Corporation of America Amended and Restated 2000 Stock Incentive Plan,
Registration Statement (Form S-8 No. 333-115493) pertaining to the Corrections Corporation of America Non-Employee Directors’ Compensation Plan,
Registration Statement (Form S-8 No. 333-69358) pertaining to the Corrections Corporation of America 401(k) Savings and Retirement Plan,
Registration Statement (Form S-8 No. 333-143046) pertaining to the Corrections Corporation of America 2008 Stock Incentive Plan;
of our report dated February 19, 2009, (except for Note 13, as to which the date is May 14, 2009), with respect to the consolidated financial statements of Corrections Corporation of America and Subsidiaries for the year ended December 31, 2008, included in this Current Report (Form 8-K).

/s/ Ernst & Young LLP
Ernst & Young LLP

Nashville, Tennessee
May 14, 2009